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                                                                   Exhibit 10.4

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement"), dated as of February 26, 2001, is entered into by and between CABLETEL MANAGEMENT, Inc., a Colorado corporation with its principal offices located at 6300 S. Syracuse Way, Suite 355, Englewood, Colorado 80111 ("Company"), and TIMOTHY A. SAMPLES, a U.S. citizen and resident of the United Kingdom ("Executive").

                                    RECITALS

     A. The Company provides management and consulting personnel to CompleTel Europe N.V., a Netherlands public company (together with its subsidiaries "CompleTel Europe").

     B. The Company wishes to employ Executive and Executive wishes to be employed by the Company, to be seconded to CompleTel Europe its subsidiary, CompleTel Headquarters UK Limited or another of CompleTel Europe N.V.'s subsidiaries as may be decided from time to time to serve in the capacity of Managing Director and Chief Executive Officer, under the terms and conditions contained herein.

                                    AGREEMENT

     In consideration of the rights and obligations created hereunder, the parties agree as follows:

     1.     POSITIONS AND DUTIES.

            (a) DUTIES. Executive's employment will begin March 1, 2001 (the "Effective Date") and will continue until terminated as specified in Section 4 (the "Term"). During the Term, Executive shall be seconded initially to CompleTel Headquarters UK Limited or to another company in the CompleTel group, as may be decided from time to time, pursuant to the terms of a Secondment Agreement, of even date herewith, to serve as its Chief Executive Officer (the "Secondment"). At the next annual meeting of CompleTel Europe's shareholders, Executive will be nominated to serve as a Managing Director of CompleTel Europe. In his capacity as Managing Director and Chief Executive Officer of CompleTel Europe and CompleTel Headquarters UK Limited, (hereinafter sometimes collectively referred to as "CompleTel") Executive shall have the duties, responsibilities and authority as are customarily required of and given to a managing director and chief executive officer and shall have such other duties and responsibilities commensurate with his position as the Supervisory Board of CompleTel Europe (the "Supervisory Board") shall establish. Executive shall perform his duties and responsibilities at CompleTel Europe's offices in Western Europe. For purposes of this Agreement, the term "employment" shall include Executive's services during the Term to the Company or to CompleTel in any capacity.

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            (b)  REPORTING. Executive shall report to the Supervisory Board, initially through its vice chairman, and shall perform his duties subject to the overall policies and directions of the Supervisory Board. The Supervisory Board, however, may elect to establish other reporting relationships in its discretion. Executive shall devote substantially his full business time, energy, and ability to the business of CompleTel. Executive will comply with any time-recording and record-keeping obligations as the Company may implement from time to time.

            (c) OTHER ACTIVITIES. Executive may (i) with the prior express authorization of the Supervisory Board, serve as a director or trustee of other for-profit corporations or businesses that do not compete with the present or future business of the Company or CompleTel, PROVIDED that, if the Company or the Supervisory Board determines that a directorship is with a competitive entity, it shall notify Executive in writing and Executive shall have a reasonable period of time to resign such directorship, (ii) serve on civic or charitable boards or committees, (iii) deliver lectures and fulfill speaking engagements (and retain any fees therefrom), and (iv) manage personal investments; PROVIDED, HOWEVER, that Executive may not engage in any of the activities described in this Paragraph 1(c) to the extent such activities interfere with the performance of Executive's duties under this Agreement.

     2.     COMPENSATION; BONUS; BENEFITS.

            (a) SALARY. For all services provided by Executive hereunder, Executive shall receive during the Term a base annual salary of $400,000.00, payable semimonthly in arrears. The base annual salary shall be reviewed by the Supervisory Board as of each anniversary of the Effective Date and may be increased upon the written recommendation of the Supervisory Board with the Company's approval, which approval will not unreasonably be withheld. The base salary as so increased may not be decreased.

            (b) BONUSES. At each anniversary of the Effective Date, for all services provided hereunder, Executive shall be eligible to receive a target bonus as approved by the Supervisory Board, subject to Executive having met performance targets established by the Supervisory Board of up to 50% of his base annual salary. Said bonus may be increased up to an amount equal to 200% of his base annual salary for outstanding performance upon the written recommendation of the Supervisory Board with the Company's approval, which approval will not unreasonably be withheld. The 50% bonus set forth hereinabove is guaranteed to be paid by the Company to the Executive on the first anniversary date if Executive is still employed by the Company, seconded to CompleTel and serving as CompleTel Europe's Managing Director and Chief Executive Officer, at that time. The bonus, if any, will be paid only after CompleTel shall have notified the Company that the CompleTel Europe accounts have been audited, approved by CompleTel Europe's audit committee and published to its investors.

            (c)  BASIC BENEFITS.

                 (i) During the Term, the Company shall provide Executive with the benefits of such insurance plans, hospitalization plans, and other U.S.-based employee benefit plans as the Company shall in its sole discretion adopt from time to time and as

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     are comparable to those provided to other senior executives of the
     Company. The Company may provide those benefits directly by having Executive participate in the Company's benefits plan, or the Company may provide any portion of the benefits by reimbursing Executive for premiums he pays to acquire such benefits under private plans agreed upon between Executive and the Company.

                 (ii) Executive's immediate family (which shall consist of his partner and any dependent children) will be covered by the benefits package described above to the same extent as immediate family members are covered for comparable senior executives of the Company in the U.S. during the Term.

                 (iii) Executive shall be entitled to sick leave and vacation in accordance with the Company's established policies applicable to its employees generally, provided that Executive shall be entitled to a minimum of four weeks vacation each year.

                 (iv) During each annual period of Secondment, for U.S. visits, the Company shall pay airfare up to a maximum amount per year equal to the cost of two business class round trips per year between London and the U.S. for Executive and his immediate family, and associated hotel and rental car expenses. In addition, the Company shall provide reasonable paid emergency leave to Executive in the case of serious injury to Executive or any member of his immediate family or death of any member of his immediate family, and in connection with any such emergency leave, shall pay airfare up to a maximum amount per year equal to the cost of one business class round trip airfare between London and the U.S. for Executive and his immediate family.

                 (v) TAX RETURN PREPARATION. For such period of time as Executive's tax return shall be affected by the Secondment, the Company will pay the cost to prepare all U.S. (including any applicable state) and foreign tax returns which must be filed as a result of Executive's employment hereunder, and any tax planning advice, by an accounting firm selected by the Company up to a total amount of $10,000 annually. The Company and Executive agree that notwithstanding the Secondment, Executive will not be subject to and entitled to the benefits of the Company's tax equalization policy. Executive acknowledges and agrees that he will bear the entire amount of any additional tax cost that may result from his Secondment.

            (d) BUSINESS EXPENSES. To the extent not otherwise reimbursed under the Secondment Agreement, the Company shall pay or shall reimburse Executive for reasonable and necessary business expenses incurred by Executive in carrying out Executive's duties under this Agreement which are documented in accordance with Company policy.

     3.     OTHER PAYMENTS.

            (a) HOUSING. The Company will not provide any relocation, housing or education support to Executive, inasmuch as the primary location of Executive's services will be located in the United Kingdom for CompleTel Headquarters UK Limited.

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            (b)  OTHER. The Company will provide Executive with the use of an automobile and similar benefits available to executives of the Company.

     4. TERMINATION. Executive's employment hereunder shall terminate on the following terms and conditions. Upon the termination of his employment (for whatever reason and howsoever arising) Executive shall immediately resign without claim for compensation as a Managing Director of CompleTel Europe and any subsidiary and from any other office held by him in the Company, CompleTel Europe or any of its subsidiaries (but without prejudice to any claim he may have for damages for breach of this Agreement or otherwise, and without prejudice to any right to benefit or any right to be indemnified under the statutes/bylaws/articles of association, or the equivalent, of the Company, CompleTel Europe or any of its subsidiaries) and Executive shall co-operate fully in terminating any such office in accordance with applicable local law.

            (a) DEATH. If Executive dies during the term of this Agreement, this Agreement shall terminate as of the date of Executive's death, and Executive's base annual salary shall be paid through the date of death, except that if Executive dies before the first anniversary of the Effective Date, Company agrees that the estate will be paid an amount equal to six months of base annual salary. No other payments will be due.

            (b) DISABILITY. If, during the term of this Agreement, Executive becomes disabled, the Company may terminate this Agreement 30 days after receipt by Executive or his duly appointed legal representative of a notice of termination. For purposes of this Section 4(b), Executive shall be "disabled" if he is unable to effectively perform his duties hereunder by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than six months. If this Agreement is terminated under this Section 4(b), Executive shall continue to receive his base annual salary (at the level payable in the year of termination) through the date of termination. No other payments will be due.

            (c) WITHOUT CAUSE. The Company may terminate Executive's employment without cause by delivering to Executive written notice of termination.

            (i) If Executive is discharged without cause before the first anniversary of the Effective Date, the Executive shall be entitled to receive
(a) within 30 days after the date of termination an amount equal to the aggregate base annual salary that would have been payable through the 24 months following termination, (b) a continuation of his benefits as specified in Section 2(c) through the date of termination as specified in the termination notice, and (c) within 90 days after the end of the fiscal year in which termination occurs, a pro-rata portion of the on-target bonus he would have earned under Section 2(b) based upon the number of days that Executive was employed during such fiscal year.

            (ii) If Executive is discharged without cause after the first anniversary date, Executive shall be entitled to receive (a) within 30 days after the date of termination, an amount equal to the aggregate base salary that would have been payable through the 12 months following termination, (b) a continuation of his benefits as specified in Section 2(c) through the

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date of termination, and (c) within 90 days after the end of the fiscal year in which termination occurs, a pro rata portion of the on-target bonus he would have earned under Section 2(b) based upon the number of days that Executive was employed during such fiscal year.

            (d) BY EXECUTIVE FOR GOOD REASON. Executive may terminate his employment for Good Reason upon written notice to CompleTel Europe and the Company, and in such event, his employment termination shall be treated as termination by the Company without cause under Section 4(c). "Good Reason" shall mean:

                 (i) a material diminution of Executive's titles, offices, positions or authority with and for CompleTel, excluding for this purpose an action not taken in bad faith and that is remedied within thirty days after receipt of written notice thereof given by Executive to the Company and to CompleTel;

                 (ii) the assignment to Executive of any duties materially inconsistent with Executive's position as Managing Director and Chief Executive Officer of CompleTel Europe, excluding for this purpose an action not taken in bad faith and that is remedied within thirty days after receipt of written notice thereof given by Executive to the Company and to CompleTel Europe; or

                 (iii) the failure by the Company to timely make any payment due hereunder or to comply with any of the material provisions of this Agreement, other than a failure not occurring in bad faith and that is remedied within thirty days after receipt of written notice thereof given by Executive.

            (e) CHANGE OF CONTROL. Within six months after the occurrence of a Change of Control, (i) if Executive's employment is terminated by the Company except for "Cause" (as defined below) or (ii) if Executive resigns for Good Reason, in either case, this Agreement shall immediately terminate as of the date Executive resigned or his employment is terminated. Any such termination related to Change of Control shall be treated in the same manner as a termination without cause pursuant to Section 4(c)(ii).

                 A "Change in Control" will be deemed to have occurred if (i) an individual, entity or group, as defined by Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), that does not now beneficially own at least ten percent of CompleTel Europe's shares, acquires beneficially more than 50% of the outstanding shares of CompleTel Europe; (ii) a merger, acquisition or sale of all or substantially all of the assets of CompleTel Europe occurs, in which existing beneficial shareholders of CompleTel Europe do not beneficially own at least 50% of the surviving, successor or acquiring company's common equity, or (iii) the incumbent Supervisory Board of CompleTel Europe ceases to constitute a majority of the CompleTel Europe Board, except for directors elected or approved by the incumbent board or its successors.

            (f) FOR CAUSE. The Company may immediately terminate this Agreement for "cause" by giving written notice to the Executive. Any one or more of the following events shall constitute "cause": (i) conviction of (or pleading NOLO CONTENDERE or equivalent) to a felony or

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serious misdemeanor or the equivalent under the laws of another jurisdiction;
(ii) Executive's willful misconduct, gross negligence, or perpetration of or participation in a fraud or the equivalent under the laws of another jurisdiction, where such acts are materially injurious to the Company, CompleTel Europe or any of its subsidiaries; (iii) Executive's material breach of Section 5 (Confidentiality), Section 6 (Noncompetition ), Section 7 (Nonsolicitation) or Section 8 (Foreign Corrupt Practices Act Policy) of this Agreement; or (iv) Executive's continuous nonfeasance with regard to Executive's duties, after notice, an opportunity for Executive to appear before the Supervisory Board, and a reasonable opportunity for Executive to perform. If this Agreement is terminated for cause, Executive's rights hereunder shall cease immediately on the date of such termination, and no further payments will be made.

            (g) BY EXECUTIVE. Executive may resign from his employment with the Company at any time. In such event, this Agreement shall terminate immediately. If Executive resigns pursuant to this Section 4(g), Executive's rights hereunder shall cease immediately upon such resignation and no further payments will be made.

     5.     CONFIDENTIALITY.

            (a) NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Executive shall not disclose or use at any time, either during his employment with the Company or his Secondment to CompleTel Europe or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Company or CompleTel Europe. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or CompleTel Europe in connection with their businesses, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customer and client information (including customer or client lists), (xii) copyrightable works, (xiv) all technology and trade secrets,
(xv) business plans and financial models, and (xvi) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination.

            (b)  OWNERSHIP OF INTELLECTUAL PROPERTY.

                 (i) ACKNOWLEDGMENT OF COMPANY OR COMPLETEL EUROPE OWNERSHIP. If Executive as part of his activities on behalf of the Company or CompleTel Europe

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     generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's or CompleTel Europe's businesses as now or hereafter conducted (collectively, "Intellectual Property"), Executive acknowledges that such Intellectual Property is the exclusive property of the Company or CompleTel Europe and hereby assigns all right, title and interest in and to such Intellectual Property to the Company and CompleTel Europe, respectively. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised by the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Company or CompleTel Europe, as appropriate and shall cooperate with the Company or CompleTel Europe to protect their respective interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company or CompleTel Europe, whether such requests occur prior to or after termination of Executive's employment by the Company).

                 (ii) EXECUTIVE INVENTION. Executive understands that paragraph (b)(i) of this Section regarding the Company's or CompleTel Europe ownership of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company or CompleTel Europe were used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company or CompleTel Europe or to their actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company or CompleTel Europe.

            (c) DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT. As requested by the Company or CompleTel Europe from time to time, and upon the termination of Executive's employment hereunder for any reason, Executive shall promptly deliver to the Company or CompleTel Europe, respectively all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing or constituting any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company or CompleTel Europe, shall provide the Company or CompleTel Europe, respectively, with written confirmation that all such materials have been delivered to the requesting party.

     6.     NONCOMPETITION.

            (a) COVENANTS. During the term of this Agreement and for a period of twelve months after termination of this Agreement (the
"Noncompetition Period"), Executive shall not, without the prior written authority of the Supervisory Board and the Company, directly or

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indirectly, as an officer, director, employee, consultant, owner, shareholder, adviser, joint venturer, or otherwise, compete with the Company or CompleTel Europe in any geographical market in which the Company or CompleTel Europe conducts business or any geographical market with respect to which the Company or CompleTel Europe proposes in good faith to conduct business:

                 (i) in construction and operation of competitive local exchange telecommunications systems; or

                 (ii) in any other line of business in which the Company or CompleTel Europe was engaged at any time during the term of this Agreement; or

                 (iii) in any other line of business into which the Company or CompleTel Europe during the term of Executive's employment, had an intention to enter during the term of Executive's obligation not to compete, and which the Supervisory Board has disclosed to Executive in writing.

This covenant shall not preclude Executive from owning less than two percent of the securities of any competitor of the Company or CompleTel Europe if such securities are publicly traded on a nationally recognized stock exchange or over-the-counter market.

            (b) ACKNOWLEDGMENTS. Executive acknowledges that the foregoing geographic restriction on competition is fair and reasonable, given the geographic scope of the Company's and CompleTel Europe's business operations and the nature of Executive's position with the Company and his Secondment to CompleTel Europe. Executive also acknowledges that while employed by the Company or seconded to CompleTel Europe, Executive will have access to information that would be valuable or useful to the Company's and CompleTel Europe's competitors, and therefore acknowledges that the foregoing restrictions on Executive's future employment and business activities are fair and reasonable. Executive acknowledges and is prepared for the possibility that Executive's standard of living may be reduced during the Noncompetition Period, and assumes and accepts any risk associated with that possibility.

            (c) JUDICIAL MODIFICATION. If the final judgment of a court of competent jurisdiction or an arbiter declares that any term or provision of this Section is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

     7. NONSOLICITATION. During the term of this Agreement and for a period of twelve months after termination of this Agreement, Executive shall not without the Company's and the Supervisory Board's prior written consent, directly or indirectly:

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            (a)  cause or attempt to cause any employee, agent or contractor of the Company, CompleTel Europe or any of their respective affiliates, to terminate his or her employment, agency or contractor relationship with Company, CompleTel Europe or any of their respective affiliates; interfere or attempt to interfere with the relationship between the Company, CompleTel Europe and any of their or their affiliates' respective employees, contractors or agents; hire or attempt to hire any of their or their affiliates' respective employees, agents or contractors; or conduct business of any kind with any of their or their affiliates' respective contractors; or

            (b) solicit business from or conduct business with any customer or client served by the Company or CompleTel Europe, or interfere or attempt to interfere with any transaction, agreement or business relationship in which the Company, CompleTel Europe, or any of their respective affiliates, was involved.

     8. FOREIGN CORRUPT PRACTICES ACT POLICY. The Executive acknowledges that he has been provided with and has read the Company's written policy with respect to compliance with the U.S. Foreign Corrupt Practices Act ("FCPA"). Executive certifies that he understands the provisions of the FCPA and the Company's policy, and that he will comply in all respects and will not make, or offer to make, or direct others to offer or make payments or give anything of value, directly or indirectly, to an official of a foreign government or political party for the purpose of influencing a decision to secure or maintain business for any person. Furthermore, Executive confirms that should he learn of or have reason to know of any such payment, offer, or agreement to make a payment to a government official, political party, or political party official or candidate for the purpose of maintaining or securing business for the Company CompleTel Europe or any of its affiliates, he will immediately advise the Company CompleTel Europe of his knowledge or suspicion.

     9. FULL SETTLEMENT. Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses that Executive may reasonably incur as a result of any contest by the Company or Executive of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), but only if Executive is successful on the merits of any such contest.

     10. SPECIAL PROVISIONS. For statutory purposes there is no formal disciplinary procedure in relation to Executive's employment. Executive shall be expected to maintain the highest standards of integrity and behavior. If Executive is not satisfied with any disciplinary decision taken in relation to him he may apply in writing within 5 days of that decision to the Chairman of the Supervisory Board whose decision shall be final. If Executive has any grievance in relation to his employment he may raise it in writing with the Chairman of the Supervisory Board whose decision shall be final.

     11. WAIVER OF BREACH. A waiver by the Company of a breach of any provision of this Agreement by Executive shall not be construed as a waiver of any breach of another provision or subsequent breach of the same provision.

     12. SEVERABILITY. The invalidity or unenforceability in any application of any provision in this Agreement will not affect the validity or enforceability of any other provision or of such provision in any other application.

     13. NOTICES. All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if and when delivered personally by hand, sent by fax at the appropriate number indicated below with electronic confirmation of receipt, or mailed by first class mail, postage prepaid, addressed as follows:

            a.       If to the Company:

                     Cabletel Management, Inc.
                     6300 S. Syracuse Way, Suite 355
                     Englewood, CO  80111
                     Facsimile No.:  303-741-4823
                     Attn:  James E. Dovey

                     with a copy to:

                     CompleTel Europe N.V. and CompleTel Headquarters UK Limited

                     --------------------------------

                     --------------------------------

                     --------------------------------

                     Attn:
                          ---------------------------

            b.       If to Executive:

                     Mr. Tim Samples

                     --------------------------------

                     --------------------------------

                     Facsimile No.:
                                   ------------------

or to such other address or fax number as either party may designate by notice pursuant to this Section 13.

     14.    ARBITRATION.

            (a) All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "Rules"). The arbitration shall take place in London and shall be conducted by a sole arbitrator selected by the parties to this agreement or, if the parties fail to agree on an arbitrator within the time period permitted for such agreement under the Rules, selected in accordance with the Rules. The arbitration shall be conducted in English.

            (b) The Company may, without any inconsistency with the Arbitration provisions of this Agreement, seek from a court any interim or preliminary injunctive relief that may be necessary to protect the Company's rights to protect confidential or proprietary information or prevent competition or solicitation by Executive in contravention of this Agreement pending the arbitrator's determination of the merits of the controversy. In any such injunctive proceeding, Executive acknowledges access to certain confidential and proprietary information is subject to potential misuse in a manner that could cause irreparable damage to the Company.

     15. GOVERNING LAW. This Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of Colorado, United States of America, subject to any United Kingdom labor law provisions that may apply in the case of an employee seconded to the United Kingdom by an employer not established in the United Kingdom.

     16. ASSIGNMENT. The Company may assign its rights and delegate its obligations under this Agreement or to any acquirer of substantially all of the business of the Company whether through merger, purchase of assets, purchase of stock or otherwise. Otherwise, neither party may assign any rights or delegate any duties under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, and permitted successors and assigns.

     17. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by the parties, written or oral, that relate to the subject matter of this Agreement.

     18. AMENDMENTS. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the Executive and the Company.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Company and the Executive, intending to be legally bound, have executed this Agreement on the day and year above first written.

                             COMPANY:

                             CABLETEL MANAGEMENT, INC.,
                             a Colorado corporation

                             By:
                                ------------------------------------
                                William H. Pearson
                                President & Chief Executive Officer


                             EXECUTIVE:


                             ---------------------------------------
                             Timothy A. Samples